UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2012

XOMA CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-14710 (Commission File Number)	52-2154066 (IRS Employer Identification No.)
2910 Seventh Street, Berkeley, California (Address of principal executive offices)	94710 (Zip Code)

Registrant's telephone number, including area code	(510) 204-7200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2012, the Board of Directors (the “Board”) of XOMA Corporation (the “Company”) approved changes in its non-employee director compensation policy by (i) increasing the additional annual amount to be paid to the Chairman of the Board from $20,000 to $30,000, (ii) increasing the number of shares of common stock to be granted to a non-employee director upon initial election to the Board from 12,000 to 40,000, (iii) increasing the number of shares of common stock to be granted to each non-employee director annually from 5,000 to 20,000, (iv) increasing the number of additional shares of common stock to be granted to the Chairman of the Board annually from 1,500 to 2,500, and (v) changing the composition of the initial and annual grants to non-employee directors from all options to approximately 58% options and 42% restricted stock units, or RSUs (except for director Peter Barton Hutt, who elected to receive all of his 2012 annual grant in the form of options).

Also on May 24, 2012, in connection with Dr. Paul Rubin’s recent promotion to the position of Senior Vice President, Research and Development and Chief Medical Officer of the Company, the Board approved an increase in Dr. Rubin’s salary to $380,000 and granted him options to purchase 24,600 shares of common stock (with a maximum term of 10 years and an exercise price of $2.36 per share and which vest in increments over a period of four years) and awarded him 14,000 RSUs (which vest in increments over a period of three years).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 25, 2012, the Company amended its Certificate of Incorporation to increase the number of authorized shares of its common stock by an additional 46,000,000 to 138,666,666 shares.

The Company’s Certificate of Amendment of Certificate of Incorporation that implemented this amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07               Submission of Matters to a Vote of Security Holders.

On May 24, 2012, the Company held its 2012 annual meeting of stockholders. The following persons (the only nominees) were elected as the Company’s directors, the Company’s independent inspector of elections having reported the following final voting results:

Name	Votes For	Votes Withheld	Broker Non-Votes
John Varian	31,138,578	221,454	22,849,772
Patrick J. Scannon, M.D., Ph.D.	31,078,993	281,039	22,849,772
W. Denman Van Ness	29,600,730	1,759,302	22,849,772
William K. Bowes, Jr.	29,606,268	1,753,764	22,849,772
Peter Barton Hutt	31,094,370	265,662	22,849,772
Timothy P. Walbert	29,675,987	1,684,045	22,849,772
Jack L. Wyszomierski	29,737,957	1,622,075	22,849,772

The proposal to appoint Ernst & Young LLP to act as the Company’s independent registered public accounting firm for the 2012 fiscal year was approved, the Company’s independent inspector of elections having reported the following final voting results: 53,653,908 votes for, 384,873 votes against, 171,023 abstentions and no broker non-votes.

The proposal to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $.0075 per share, by an additional 46,000,000 to 138,666,666 shares was approved, the Company’s independent inspector of elections having reported the following final voting results: 49,567,633 votes for, 4,371,162 votes against, 222,590 abstentions and 48,419 broker non-votes.

The proposal to approve an amendment to the Company’s Amended and Restated 2010 Long Term Incentive and Stock Award Plan to (a) increase the number of shares of common stock issuable over the term of the plan by an additional 7,000,000 to 13,421,206 shares in the aggregate, (b) provide that, in the case of awards granted out of the additional 7,000,000 share allotment, for each stock appreciation right, restricted share, restricted stock unit, performance share, performance unit, dividend equivalent or other stock-based award issued, the number of available shares under the plan will be reduced by 1.14 shares and (c) increase the number of shares of common stock issuable under the plan as incentive stock options, or ISOs, by an additional 750,000 to 2,750,000 shares was approved, the Company’s independent inspector of elections having reported the following final voting results: 25,227,042 votes for, 6,054,528 votes against, 78,462 abstentions and 22,849,772 broker non-votes.

Item 9.01                      Financial Statements and Exhibits.

3.1           Certificate of Amendment of Certificate of Incorporation of XOMA Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2012	XOMA CORPORATION By: /s/ Christopher J. Margolin Christopher J. Margolin Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description
3.1	Certificate of Amendment of Certificate of Incorporation of XOMA Corporation.